SCHEDULE 14A INFORMATION

(RULE 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

VIASAT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

6155 El Camino Real
Carlsbad, California 92009

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of ViaSat, Inc.:

      The annual meeting of stockholders of ViaSat, Inc. will be held at the corporate offices of ViaSat at 6155 El Camino Real, Carlsbad, California on September 7, 2001 at 9:00 a.m. for the following purposes:

1.	To elect two directors for a three-year term to expire at the 2004 annual meeting of stockholders. The present Board of Directors of ViaSat has nominated and recommends for election as directors the following two persons:

                B. Allen Lay

                Dr. Jeffrey M. Nash

2.	To transact any other business that may properly come before our annual meeting or any adjournment or postponement of the meeting.

      The Board of Directors has fixed the close of business on July 20, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement of the meeting.

      Accompanying this notice of annual meeting is a proxy. Whether or not you expect to be at the annual meeting, please complete, sign and date the enclosed proxy and return it promptly. If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

      All stockholders are cordially invited to attend the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Dankberg
Chairman of the Board, President
and Chief Executive Officer

Carlsbad, California

July 24, 2001

TABLE OF CONTENTS

PROXY STATEMENT
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why did you send me this proxy statement?
What am I voting on?
How many votes do I have?
How do I vote by proxy?
May I revoke my proxy?
How do I vote in person?
What constitutes a quorum?
What vote is required to elect the two directors?
What is the effect of abstentions and broker non-votes?
What are the costs of soliciting these proxies?
How do I obtain an Annual Report on Form 10-K?
PROPOSAL 1: ELECTION OF DIRECTORS
Information Regarding Directors
Board Committees and Meetings
Compensation of Directors
Vote Required; Recommendation of the Board of Directors
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Compensation
Compensation Plans
Compensation Committee Interlocks and Insider Participation
Committee Report on Executive Compensation
PERFORMANCE GRAPH
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
SECTION 16(a) REPORTING
STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING
OTHER MATTERS

i

6155 El Camino Real

Carlsbad, California 92009

PROXY STATEMENT

       The Board of Directors of ViaSat, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held on September 7, 2001, at 9:00 a.m., at the corporate offices of ViaSat at 6155 El Camino Real, Carlsbad, California 92009.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

      We sent you this proxy statement and the enclosed proxy card because ViaSat’s Board of Directors is soliciting your proxy to vote at the 2001 annual meeting of stockholders. This proxy statement summarizes the information you need to know to vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

      On or about August 3, 2001, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote. Only stockholders who owned ViaSat common stock at the close of business on July 20, 2001 are entitled to vote at the annual meeting. On this record date, there were 22,140,755 shares of ViaSat common stock outstanding. Common stock is our only class of stock entitled to vote. We are also sending along with this proxy statement our 2001 Annual Report, which includes our financial statements.

What am I voting on?

      The election of two directors to serve a three-year term. The present Board of Directors of ViaSat has nominated and recommends for election as directors the following two persons:

                B. Allen Lay

                Dr. Jeffrey M. Nash

How many votes do I have?

      Each share of ViaSat common stock that you own entitles you to one vote.

How do I vote by proxy?

      Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend or vote at the meeting.

      If you properly complete your proxy card and send it to us in time to vote, your “proxy” (i.e. one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares “FOR” the election of the two nominees for director as recommended by the Board of Directors.

      If any other matter is presented at the annual meeting, your proxy will vote in accordance with his best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

May I revoke my proxy?

      If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	You may send in another signed proxy with a later date,

•	You may notify ViaSat’s Secretary, Gregory D. Monahan, in writing before the annual meeting that you have revoked your proxy, or

•	You may notify ViaSat’s Secretary in writing before the annual meeting and vote in person at the meeting.

How do I vote in person?

      If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on July 20, 2001, the record date for voting.

What constitutes a quorum?

      The presence at the annual meeting, in person or by proxy, of a majority of our outstanding common stock, or approximately 11,070,378 shares, constitutes a quorum at the meeting, permitting us to conduct our business. Proxies that are returned to us that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum.

What vote is required to elect the two directors?

      The two nominees for director who receive the most votes will be elected. Voting results will be tabulated and certified by our transfer agent, Computershare Investor Services LLC.

What is the effect of abstentions and broker non-votes?

      Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a proposal has been approved. However, broker non-votes can have the same effect as negative votes on proposals requiring the affirmative vote of a majority of the outstanding shares of common stock.

What are the costs of soliciting these proxies?

      We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

How do I obtain an Annual Report on Form 10-K?

      If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2001 that we filed with the Securities and Exchange Commission, we will send you one without charge. Please write to:

Investor Relations

ViaSat, Inc.
6155 El Camino Real
Carlsbad, CA 92009
or
ir@viasat.com

PROPOSAL 1:

ELECTION OF DIRECTORS

      Our Board of Directors is divided into three classes with one-third of our directors standing for election each year, generally for a three-year term. You are requested to vote for two nominees for director whose terms expire at this annual meeting and who will be elected for a new three-year term and until their successors are elected and qualified. The nominees are B. Allen Lay and Dr. Jeffrey M. Nash.

      If no contrary indication is made, proxies in the accompanying form are to be voted for Mr. Lay and Dr. Nash or in the event that either Mr. Lay or Dr. Nash is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by the Board of Directors to fill the vacancy. Mr. Lay and Dr. Nash are members of the present Board of Directors.

Information Regarding Directors

      Provided below is information concerning the nominees to the Board of Directors, as well as those directors whose terms are continuing after the annual meeting.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a Three-Year Term Expiring at the

2004 Annual Meeting of Stockholders

Name	Age	Present Position with ViaSat

B. Allen Lay	66	Director

Dr. Jeffrey M. Nash	53	Director

      B. ALLEN LAY has been a director of ViaSat since 1996. Since 1983, he has been a General Partner of Southern California Ventures, a venture capital company. Mr. Lay is currently a director of PairGain Technology, Inc., a publicly-held telecommunications company, Physical Optics Corporation, a privately-held optical systems company, and Waveband Corporation, a privately-held wave scanning antenna and sensor company.

      DR. JEFFREY M. NASH has been a director of ViaSat since 1987. Since 1994, he has been President of Digital Perceptions Inc., a consulting and software development firm serving the defense, communications, general aviation and commercial computer industries. From August 1995 to December 1997, he was President, Chief Executive Officer and a director of TransTech Information Management Systems, Inc., a privately-held company that produces software and mobile systems for the towing and recovery industry. From 1989 to 1994, he served as Chief Executive Officer and President of Visqus Corporation as well as Conner Technology, Inc., both subsidiaries of Conner Peripherals, Inc. Dr. Nash is currently a director of REMEC, Inc., a publicly-held company which manufactures microwave multi-function modules, Tiernan Communications, Inc., a privately-held company manufacturing high definition television equipment, Prisa Networks, a privately-held company manufacturing fiber channel networking products for high-end storage area networks,

StoragePoint.com, a privately-held online storage company, and ORINCON Technology Inc., a privately-held defense and commercial technical services and software company.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Term Expiring at the

2003 Annual Meeting of Stockholders

Name	Age	Present Position with ViaSat

Dr. Robert W. Johnson	51	Director

William A. Owens	61	Director

      DR. ROBERT W. JOHNSON has been a director of ViaSat since 1986. Dr. Johnson has worked in the venture capital industry since 1980, and has acted as an independent investor since 1988. Dr. Johnson currently serves as a director of Hi/fn Inc. and Previo, Inc., publicly-held companies that manufacture semiconductors and software for networking, data storage and storage management. Dr. Johnson also serves as a director of TimeLine Vista, a privately-held company that manufactures professional audio equipment. Dr. Johnson holds B.S. and M.S. degrees in Electrical Engineering from Stanford University and M.B.A. and D.B.A. degrees from Harvard Business School.

      WILLIAM A. OWENS has been a director of ViaSat since August 1998. Mr. Owens has been Co-Chief Executive Officer and Vice Chairman of Teledesic LLC, a publicly-held telecommunications company, and Chairman and Chief Executive Officer of affiliated Teledesic Holdings Ltd. since August 1998. Mr. Owens was President, Chief Operating Officer and Vice Chairman of Science Applications International Corporation (SAIC), a privately-held firm, from March 1996 to August 1998. From February 1994 to February 1996, Mr. Owens was Vice Chairman of the Joint Chiefs of Staff and the nation’s second-ranking military officer. Mr. Owens has also served as Deputy Chief of Naval Operations for Resources, Warfare Requirements and Assessments, Commander of the U.S. Sixth Fleet and Senior Military Assistant to the Secretary of Defense. Mr. Owens holds a B.S. degree in Mathematics from the U.S. Naval Academy, B.A. and M.A. degrees in politics, philosophy and economics from Oxford University, and a M.S. degree in Management from George Washington University.

Term Expiring at the

2002 Annual Meeting of Stockholders

Name	Age	Present Position with ViaSat

Mark D. Dankberg	46	Chairman, President and Chief Executive Officer

James F. Bunker	66	Director

      MARK D. DANKBERG was a founder of ViaSat and has served as Chairman of the Board, President and Chief Executive Officer of ViaSat since its inception in May 1986. Mr. Dankberg also serves as a director of REMEC, Inc., a publicly-held company that manufactures microwave multi-function modules, and Trellisware Technologies, Inc., a privately-held subsidiary of ViaSat that develops advanced signal processing technologies for communication applications. Prior to founding ViaSat, he was Assistant Vice President of M/A-COM Linkabit, a manufacturer of satellite telecommunications equipment, from 1979 to 1986 and Communications Engineer for Rockwell International Corporation from 1977 to 1979. Mr. Dankberg holds B.S.E.E. and M.E.E. degrees from Rice University.

      JAMES F. BUNKER has been a director of ViaSat since February 1997. In July 1998, Mr. Bunker was named President and Chief Executive Officer of Video Network Communications, Inc., a publicly-held desktop video conferencing company. Since 1993, Mr. Bunker has served as President of Windsor Consulting Group, a privately-held emerging technology and business transition consulting company. From 1991 to 1993, he served as President of the VideoCipher division of General Instruments, Inc. Prior to 1991, Mr. Bunker

held several senior management positions at M/ A-Com Linkabit. Mr. Bunker received a B.S. degree in Electrical Engineering from Northeastern University and completed the Sloan School Senior Executive Program.

Board Committees and Meetings

      During the fiscal year ended March 31, 2001, the Board of Directors held five meetings. In that year, each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board of Directors on which the director served. The Board of Directors has an Audit Committee and a Compensation Committee.

      Audit Committee. The Board of Directors has an Audit Committee currently consisting of Messrs. Johnson, Lay and Nash. In accordance with the rules of The Nasdaq Stock Market, the Board of Directors recently adopted a formal written Audit Committee Charter. The Audit Committee Charter specifies that the principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to corporate accounting and systems of internal controls, our financial reporting practices, the quality and integrity of our financial reports and the independence and performance of our outside auditor. The Audit Committee held four meetings during fiscal year 2001 and one meeting subsequent to the completion of the fiscal year 2001 audit.

      Compensation Committee. The Board of Directors has a Compensation Committee currently consisting of Messrs. Nash and Bunker. The responsibilities of the Compensation Committee include, among other things, reviewing, approving and reporting to the Board of Directors the compensation policies with respect to our executive officers, reviewing and making recommendations regarding the overall compensation policy, and administering our stock based compensation plans. The Compensation Committee held one meeting during fiscal year 2001.

Compensation of Directors

      Members of the Board of Directors are reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. Each independent director is paid an annual fee of $6,000. In addition, each independent director is paid $1,500 for participation in each regular meeting of the Board of Directors and $500 for participation in each committee meeting. Each independent director at the time of initial election to the Board of Directors is granted an option to purchase 15,000 shares of our common stock and on the date of each subsequent annual meeting of stockholders is granted an option to purchase 8,000 shares of our common stock.

Vote Required; Recommendation of the Board of Directors

      If a quorum is present and voting at the annual meeting, the two nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE. PROXIES SOLICITED BY US WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table provides information regarding the ownership of ViaSat’s common stock as of July 16, 2001, by: (1) each director and nominee for director, (2) each of the executive officers of ViaSat, (3) all executive officers and directors of ViaSat as a group, and (4) all other stockholders known by ViaSat to be beneficial owners of more than five percent of its common stock. Unless otherwise indicated, the address for each of the stockholders listed below is c/o ViaSat, Inc., 6155 El Camino Real, Carlsbad, California 92009.

	Amount and Nature	Percent
Name or Group(1)	of Beneficial Ownership(2)	Beneficial Ownership

Morgan Stanley Dean Witter & Co.
1585 Broadway

New York, NY 10036(3)	1,205,776	5.45%

Mark D. Dankberg(4)	1,704,838	7.68

Steven R. Hart	1,104,624	4.99

Robert W. Johnson	563,163	2.54

Mark J. Miller	540,878	2.44

Gregory D. Monahan	390,537	1.76

Jeffrey M. Nash	348,579	1.57

B. Allen Lay(5)	344,395	1.55

Robert L. Barrie	101,924	*

Richard A. Baldridge	60,000	*

Stephen W. Cable	41,283	*

James F. Bunker	35,667	*

William A. Owens	17,667	*

Claude Hashem	6,392	*

Cathy B. Akin	—	—

All directors and executive officers as a group (14 persons)	5,259,947	23.30

*	Less than 1%

(1)	The information regarding beneficial ownership of ViaSat common stock has been presented according to rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership of ViaSat common stock includes any shares as to which a person has sole or shared voting power or investment power and also any shares which a person has the right to acquire within 60 days through the exercise of any stock option or other right. Under California and some other state laws, personal property owned by a married person may be community property that either spouse may manage and control. ViaSat has no information as to whether any shares shown in this table are subject to community property laws.

(2)	Includes the following shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of July 16, 2001: Mr. Dankberg — 54,001 option shares, Mr. Baldridge — 60,000 option shares, Mr. Monahan — 14,667 option shares, Mr. Miller — 18,667 option shares, Mr. Hart — 21,334 option shares, Mr. Hashem — 5,000 option shares, Mr. Barrie — 93,734 option shares, Mr. Cable — 34,800 option shares, Mr. Bunker — 33,667 option shares, Dr. Johnson — 33,667 option shares, Mr. Lay — 18,667 option shares, Dr. Nash — 33,667 option shares, and Mr. Owens — 17,667 option shares.

(3)	Based on the Schedule 13G dated July 10, 2001 filed by Morgan Stanley Dean Witter & Co. (“Morgan”) and Miller Anderson & Sherrerd, LLP (“Miller”), Morgan and Miller are Investment Advisors registered under Section 203 of the Investment Advisors Act of 1940. Accounts managed on a discretionary basis by Miller, a wholly owned subsidiary of Morgan, are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of these securities. No such account holds more than 5% of the class.

(4)	Includes 3,039 shares of common stock held by Mr. Dankberg’s children. Mr. Dankberg disclaims beneficial ownership of all these securities.

(5)	Includes (a) 30,400 shares of common stock held by Lay Charitable Remainder Unitrust, and (b) 77,842 shares of common stock held by Lay Living Trust.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The information provided below is submitted with respect to each of ViaSat’s executive and other principal officers.

Name	Age	Present Position with ViaSat

Mark D. Dankberg	46	Chairman of the Board, President and Chief Executive Officer

Richard A. Baldridge	43	Executive Vice President, Chief Financial Officer and Chief Operating Officer

Gregory D. Monahan	56	Vice President — Administration, General Counsel and Secretary

Steven R. Hart	48	Vice President — Engineering and Chief Technical Officer

Mark J. Miller	41	Vice President and Chief Technical Officer

Claude J. Hashem	47	Vice President and General Manager of Electronics Systems Group

Robert L. Barrie	57	Vice President — Operations

Stephen W. Cable	46	Vice-President — Broadband Systems

Cathy B. Akin	50	Vice President — Human Resources

      MARK DANKBERG was a founder of ViaSat and has served as Chairman of the Board, President and Chief Executive Officer of ViaSat since its inception in May 1986. For a more detailed discussion of Mr. Dankberg’s business experience see “Election of Directors — Information Regarding Directors” above.

      RICHARD A. BALDRIDGE has served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of ViaSat since September 2000 and as Vice President and Chief Financial Officer from April 1999 to September 2000. Prior to joining ViaSat, Mr. Baldridge served as Vice President and General Manager of Raytheon Corporation’s Training Systems Division from January 1998 to April 1999. From June 1994 to December 1997, Mr. Baldridge served as Chief Operating Officer, Chief Financial Officer and Vice President — Finance and Administration for Hughes Information Systems and Hughes Training Inc., prior to their acquisition by Raytheon in 1997. Mr. Baldridge’s other experience includes various senior financial management roles with General Dynamics Corporation. Mr. Baldridge also serves as a director of Jobs for America’s Graduates and the National Alliance of Business (NAB). Mr. Baldridge holds a B.S. degree in Business Administration, with an emphasis in Information Systems, from New Mexico State University.

      GREGORY D. MONAHAN has served as Vice President, General Counsel and Secretary of ViaSat since April 1999 and as Vice President, Chief Financial Officer and General Counsel from December 1988 to April 1999. Prior to joining ViaSat, Mr. Monahan was Assistant Vice President of M/ A-COM Linkabit from 1978 to 1988. Mr. Monahan holds a J.D. degree from the University of San Diego and B.S.M.E. and M.B.A. degrees from the University of California, Berkeley.

      STEVEN R. HART was a founder of ViaSat and has served as Vice President — Engineering and Chief Technical Officer since March 1997, as Vice President and Chief Technical Officer since 1993 and as Engineering Manager since 1986. Prior to joining ViaSat, Mr. Hart was a Staff Engineer and Manager at M/A-COM Linkabit from 1982 to 1986. Mr. Hart holds a B.S. in Mathematics from the University of Nevada, Las Vegas and a M.A. in Mathematics from the University of California, San Diego.

      MARK J. MILLER was a founder of ViaSat and has served as Vice President and Chief Technical Officer of ViaSat since 1993 and as Engineering Manager since 1986. Prior to joining ViaSat, Mr. Miller was a Staff Engineer at M/ A-COM Linkabit from 1983 to 1986. Mr. Miller holds a B.S.E.E. degree from the University of California, San Diego and a M.S.E.E. degree from the University of California, Los Angeles.

      CLAUDE J. HASHEM joined ViaSat in May 2000 as Vice President and General Manager for the Electronic Systems Group. Prior to joining ViaSat Mr. Hashem served as Vice President and Program Director of Global Hawk Unmanned Aerial Vehicle at Northrop Grumman from April 1997 to May 2000. From 1991 to April 1997

Mr. Hashem held various positions at Lockheed Martin, including Director, Deputy Program Director and Manager. Mr. Hashem holds a B.S. degree in Electrical Engineering from Villanova University.

      ROBERT L. BARRIE joined ViaSat in January 1997 as Vice President of Operations. Prior to joining ViaSat, Mr. Barrie was Vice President of Operations at Pacific Communications Sciences Inc. from 1987 to 1996. Mr. Barrie served in several positions at OAK Communications, Inc. from 1980 to 1986 including Vice President — Program Management. Mr. Barrie was a Vice President at LaPointe Industries from 1969 to 1980. Mr. Barrie holds a B.S. degree in Business from Charter Oak State College and an M.B.A. from National University.

      STEPHEN W. CABLE has served as Vice President — Broadband Systems of ViaSat since September 2000 and as Vice President — Strategic Development from October 1998 to September 2000. Prior to joining ViaSat, Mr. Cable served as Director of Satcom Systems of Rockwell International Corporation’s Collins Government Systems Division from September 1997 to October 1998. From October 1994 to August 1997, Mr. Cable held various positions with Rockwell in its Communications Systems Division, including Director of Advanced Programs, Director of Engineering, Acting General Manager, Vice President Rockwell Global Wireless business initiative and Chairman of the Strategic Planning Council for the Communications Systems Division. Mr. Cable holds B.S.E.E. and M.S.E. degrees in Electrical Engineering from Rice University.

      CATHY B. AKIN joined ViaSat in September 2000 as Vice President of Human Resources. Prior to joining ViaSat, Ms. Akin was Vice President of Human Resources at DataWorks/ Epicor Software from 1998 to 2000. From 1996 to 1998, Ms. Akin served as the Director of Human Resources for Uniden. Ms. Akin was also the Director of Human Resources for Spectragraphics from 1993 to 1996. Ms. Akin was the first President of the San Diego Tech Force, a consortium of companies whose charter is to attract high technology candidates to the San Diego area, and serves as an industry representative on the Workplace Learning and Rewards Subcommittee of San Diego’s first High Tech High School. Ms. Akin holds a B.S. degree in Business Management from San Diego State University.

Executive Compensation

      The following table provides summary information concerning compensation paid by us to, or on behalf of, each of our Named Executive Officers. Unless otherwise indicated, all references in this proxy statement to a fiscal year refer to the fiscal year ending on March 31. For example, references to fiscal year 2001 refer to the fiscal year beginning on April 1, 2000 and ending on March 31, 2001.

Summary Compensation Table

					Long-Term
					Compensation
					Awards

		Fiscal Year			Number of
		Compensation			Securities
	Fiscal				Underlying	All Other
Name	Year	Salary		Bonus	Options	Compensation(1)

Mark D. Dankberg	2001	$330,000		$102,000	60,000	$5,211
Chairman, President and	2000	316,300	(2)	60,000	30,000	5,204
Chief Executive Officer	1999	241,300		35,000	30,000	4,995

Richard A. Baldridge	2001	250,000		63,000	35,000	30,535	(3)
Chief Operating Officer and	2000 (4)	185,423		—	160,000	18,426	(3)
Chief Financial Officer	1999	—		—	—	—

Robert L. Barrie	2001	190,000		42,000	20,000	5,150
Vice President — Operations	2000	165,900		25,000	20,000	5,188
	1999	155,000		14,000	10,000	6,417

Gregory D. Monahan	2001	175,000		42,000	22,500	5,095
Vice President, General Counsel	2000	159,000		25,000	13,000	5,173
and Secretary	1999	151,400		4,000	4,000	4,833

Steven R. Hart	2001	176,000		33,000	20,000	5,181
Vice President — Engineering	2000	159,000		25,000	8,000	5,149
and Chief Technical Officer	1999	145,000		8,000	8,000	4,901

(1)	All other compensation consists only of matching 401(k) contributions by ViaSat, unless indicated otherwise.

(2)	Includes vacation pay out of $50,000.

(3)	Includes reimbursement for relocation expenses.

(4)	Richard Baldridge joined ViaSat on April 12, 1999.

      The following table provides summary information concerning individual grants of stock options made during fiscal year 2001 to each of our Named Executive Officers.

Option Grants in Last Fiscal Year

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual Rates of
	Number of	% of Total			Stock Price
	Securities	Options			Appreciation for
	Underlying	Granted to	Exercise of		Option Term(1)
	Options	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year 2001	Per Share	Date	5%	10%

Mark D. Dankberg	60,000	2.82%	$14.00	12/21/10	$589,355	$1,436,009

Rick A. Baldridge	35,000	1.64	14.00	12/21/10	343,790	837,672

Gregory D. Monahan	22,500	1.05	14.00	12/21/10	221,008	538,503

Steven R. Hart	20,000	0.94	14.00	12/21/10	196,452	478,670

Robert L. Barrie	20,000	0.94	14.00	12/21/10	196,452	478,670

(1)	These amounts represent assumed rates of appreciation in the price of the common stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the common stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in this table will be achieved.

      The following table provides information concerning exercises of stock options by each of our Named Executive Officers, and the number of options and value of unexercised options held by each such person at March 31, 2001.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Number of		Underlying Unexercised		In-the-Money
	Shares		Options at Year-End		Options at Year-End(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Mark D. Dankberg	29,340	$223,718	36,001	113,999	$267,247	$452,603

Rick A. Baldridge	—	—	28,000	167,000	304,500	1,257,375

Gregory D. Monahan	19,070	455,964	31,007	34,499	360,518	71,488

Steven R. Hart	7,336	155,890	23,337	27,999	224,432	83,679

Robert L. Barrie	—	—	86,667	63,333	829,809	303,101

(1)	The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options at March 31, 2001 and the exercise price.

Compensation Plans

      401(k) Plan. We have established a tax-qualified employee savings and retirement plan effective January 1990 covering all employees who have been employed by us for at least 90 days and who are at least 21 years of age. Under the 401(k) Plan, our employees may elect to reduce their current compensation by not less than 1.0% nor more than 15.0% of eligible compensation and have the amount of the reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional cash contributions to the 401(k) Plan by us. The trustee under the 401(k) Plan invests the assets of the 401(k) Plan in designated investment options. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code so that contributions to the 401(k) Plan, and income earned on plan contributions, are not taxable to our employees until withdrawn from the 401(k) Plan, and so that contributions by us are deductible by us when made for income tax purposes.

      Employee Stock Purchase Plan. We have established the ViaSat, Inc. Employee Stock Purchase Plan to assist our employees in acquiring a stock ownership interest in our company and to encourage them to remain in our employment. The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code. The Purchase Plan permits our eligible employees to purchase our common stock at a discount through payroll deductions during specified six-month offering periods. The Purchase Plan is administered by the Compensation Committee. Currently, a maximum of 1,000,000 shares of common stock are authorized for issuance under the Purchase Plan. As of July 16, 2001, an aggregate of 426,548 shares of common stock at prices ranging from $3.83 to $21.20 were issued under the Purchase Plan.

      1996 Equity Participation Plan. In November 1996 we adopted The 1996 Equity Participation Plan of ViaSat, Inc. to update and replace the 1993 Stock Option Plan. The Equity Participation Plan provides for the grant to our executive officers, other key employees, consultants and non-employee directors of a broad variety of stock-based compensation alternatives such as nonqualified stock options, incentive stock options, restricted stock and performance awards. The Equity Participation Plan provides for aggregate award grants of up to 6,100,000 shares. As of July 16, 2001, options to purchase an aggregate of 3,808,125 shares of common stock at prices ranging from $4.25 to $43.82 were outstanding under the Equity Participation Plan.

Compensation Committee Interlocks and Insider Participation

      During fiscal year 2001, the Compensation Committee was comprised of Messrs. Bunker and Nash. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee.

Committee Report on Executive Compensation

      The Compensation Committee is responsible for administering our compensation policies and practices and approves all elements of compensation for our executive officers. The Compensation Committee reports regularly to the Board of Directors on its activities. In general, the compensation policies adopted by the Compensation Committee are designed to provide competitive levels of compensation to:

•	attract and retain executives capable of leading us to meet our business objectives and

•	motivate our executives to enhance long-term stockholder value.

     Executive Officer Compensation

      Our executive compensation program is comprised of base salary, annual cash incentive bonus and long-term incentive compensation in the form of stock option grants at current market prices.

      Our compensation program for executive officers is designed to provide a total compensation level (including both annual and long-term incentives) that is competitive with surveyed companies. For executive officers recently recruited by us, annual compensation rates and long-term incentive awards reflect amounts necessary to attract them to our company. The compensation program is benchmarked by using surveys of companies in the high technology industry with similar revenues and/or prospects. These companies, which are representative of the firms we compete with for executive talent and have jobs similar to those at our company in magnitude, complexity and scope of responsibility, form the basis for the survey group used by the Compensation Committee.

     Components of Executive Compensation

•	Base salary is established by the Compensation Committee based on an executive’s job responsibilities, level of experience, individual performance and contribution to our company, and information obtained from surveys. The Compensation Committee believes that the executives’ base salaries are at competitive levels relative to the various markets from which our company attracts its executive talent.

•	Annual cash incentive bonus is established by the Compensation Committee at the end of the fiscal year and is based on our company’s performance, individual performance, and compensation surveys. Bonuses awarded in prior years are also taken into consideration. The bonuses are at risk and are not arithmetically derived using a bonus formula.

•	Long-term incentives include awards of stock options, restricted stock, and performance awards. The objective for the awards is to align closely executive interests with the longer term interests of stockholders. These awards, which are at risk and dependent on the creation of incremental stockholder value or the attainment of cumulative financial targets over several years, represent a significant portion of the total compensation opportunity provided for the executive officers. Award sizes are based on individual performance, level of responsibility, the individual’s potential to make significant contributions to our company, and award levels at other companies in the survey group. Long-term incentives granted in prior years are also taken into consideration. For fiscal year 2001, the Compensation Committee determined that the only form of long-term incentive awards would be stock options. There were no restricted stock or performance awards granted during fiscal year 2001.

     Compensation for the Chairman and Chief Executive Officer

      Mr. Dankberg, a founder of ViaSat, has led ViaSat to another successful year in fiscal year 2001. ViaSat’s fiscal year 2001 achievements in revenue growth, order backlog, product development and shipments were consistent with ViaSat’s objectives. Additionally, ViaSat was awarded several major strategic projects in fiscal year 2001. Under Mr. Dankberg’s direction, ViaSat has achieved fifteen consecutive years of revenue growth and fourteen consecutive years of profitability. During fiscal year 2001, Mr. Dankberg earned a base salary of $330,000. In light of the leadership he demonstrated during the year, in July 2001, the Compensation Committee determined that Mr. Dankberg should receive a $185,000 bonus.

     Deductibility of Compensation in Excess of $1 Million Per Year

      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s Chief Executive Officer and any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if specific requirements are met. For 2001 and 2002, we do not anticipate that there will be nondeductible compensation for the positions in question. The Compensation Committee plans to continue to review the matter for 2002 and future years in order to determine the extent of possible modification to our compensation arrangements.

Compensation Committee

James W. Bunker
Jeffrey M. Nash

PERFORMANCE GRAPH

      The following graph shows the value of an investment of $100 in cash on December 3, 1996 in (1) ViaSat’s common stock, (2) The NASDAQ Telecommunications Index and (3) The NASDAQ Composite Index. The graph assumes that all dividends were reinvested. The stock price performance shown on the graph is not necessarily indicative of future performance.

Comparison of Cumulative Total Returns

Performance Report for
ViaSat, Inc.

(PERFORMANCE GRAPH)

		NASDAQ TELECOM	NASDAQ COMPOSITE
	VIASAT	INDEX	INDEX

12/3/96	100.00	100.00	100.00
12/31/96	100.00	102.39	99.32
3/31/97	104.17	95.71	93.99
6/30/97	161.11	117.95	110.94
9/30/97	230.56	137.29	129.69
12/31/97	151.39	145.40	120.81
3/31/98	197.22	184.15	141.23
6/30/98	213.19	195.82	145.77
9/30/98	91.67	172.40	130.31
12/31/98	111.81	237.56	168.69
3/31/99	99.31	293.23	189.36
6/30/99	169.44	310.68	206.65
9/30/99	198.61	0.31	211.27
12/31/99	554.17	481.55	313.07
3/31/00	800.00	522.63	351.80
6/30/00	602.78	412.91	305.12
9/30/00	497.22	346.16	282.55
12/31/00	291.67	219.74	190.06
3/31/01	336.11	155.58	141.57

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      Our financial statements for the fiscal year ended March 31, 2001 have been examined by PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be available at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so. We will select independent accountants for the current year sometime after the annual meeting.

SECTION 16(a) REPORTING

      Under Section 16(a) of the Securities Exchange Act of 1934, as amended, directors, executive officers and beneficial owners of 10% or more of the common stock (“Reporting Persons”) are required to report to the Securities and Exchange Commission on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of the common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ending March 31, 2001, except as described below, all executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements. Robert Johnson, B. Allen Lay and Dr. Jeffrey Nash, directors, inadvertently failed to timely file a Form 4. Stephen Cable and Mark Dankberg, officers, inadvertently failed to timely file a Form 4.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

      Any proposal of a stockholder of ViaSat intended to be presented at the next annual meeting of stockholders must be received by the Secretary of ViaSat not later than April 16, 2002 to be considered for inclusion in the our proxy statement and form of proxy relating to that meeting. In addition, if we have not received notice by July 1, 2002 of any matter a stockholder intends to propose for a vote at the next annual meeting of stockholders, then a proxy solicited by the Board of Directors may be voted on the matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting the proxy and without the matter appearing as a separate item on the proxy card.

OTHER MATTERS

      We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

All stockholders are urged to complete, sign and return the

accompanying endorsed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Dankberg
Chairman of the Board, President
and Chief Executive Officer

Carlsbad, California

July 24, 2001

PROXY	PROXY

VIASAT, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 7, 2001

The undersigned stockholder(s) of VIASAT, INC. hereby constitutes and appoints Mark D. Dankberg and Gregory D. Monahan, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend, vote and act for the undersigned at the annual meeting of stockholders of ViaSat to be held on September 7, 2001, and at any adjournment or postponement of the meeting, according to the number of shares of common stock of ViaSat that the undersigned may be entitled to vote, and with all powers that the undersigned would possess if personally present, as follows:

THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

(continued on reverse side)

— FOLD AND DETACH HERE —

VIASAT, INC.

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

PROPOSAL 1: Election of directors:

[ ] FOR all nominees listed below (except as marked to the contrary below)	[ ] WITHHOLD AUTHORITY to vote for all nominees listed below

B. Allen Lay
Dr. Jeffrey M. Nash

(INSTRUCTION: To vote for all nominees listed above, mark the “FOR” box; to withhold authority for all nominees listed above, mark the “WITHHOLD AUTHORITY” box; and to withhold authority to vote for any individual nominee listed above, mark the “FOR” box and write the nominee’s name in the space provided below.)

In their discretion, the proxies are authorized to vote upon the other business as may properly come before the annual meeting.

The undersigned revokes any prior proxy at the meeting and ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Stockholders and proxy statement is hereby acknowledged.

Dated:_______________________ , 2001

(Signature(s) of stockholders)

Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign; when signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized partner.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIASAT, INC. PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.